EXHIBIT 10.6

     PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

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                   PROJECT CONSULTING AND MANAGEMENT AGREEMENT


                                 BY AND BETWEEN

                                DOVER DOWNS, INC.
                                    ("OWNER")

                                       AND

                  CAESARS WORLD GAMING DEVELOPMENT CORPORATION
                                  ("OPERATOR")









- --------------------------------------------------------------------------------

                  THIS PROJECT CONSULTING AND MANAGEMENT AGREEMENT (the "Agreement") is made and entered into this 10th day of May 1995, by and between DOVER DOWNS, INC., a Delaware corporation (hereinafter referred to as "Owner"), and CAESARS WORLD GAMING DEVELOPMENT CORPORATION, a Nevada corporation (hereinafter referred to as "Operator").

                                 R E C I T A L S

           A. Owner owns and operates Dover Downs which is located in Dover, Delaware (the "Racetrack"). Owner and / or Affiliates currently conduct automobile racing, harness racing and simulcast wagering together with various activities related thereto, at the Racetrack ("Non-gaming Operations"). Owner desires to designate certain areas at the Racetrack for (i) the operation of a minimum of 500 "Gaming Devices" (as herein defined) and (ii) if authorized by Delaware gaming laws, the operation of "Gaming Activities" (as herein defined).

           B. Owner desires to hire Operator to provide consultation on the construction, refurbishing, installation and design issues relating to the areas designated for Gaming Activities and manage the Gaming Activities, together with other Owner-approved activities which take place within the confines of the area designated for Gaming Activities (collectively, the "Project"), and Operator desires to provide such services, subject to the terms, conditions and limitations hereinafter set forth.

           C. Owner and Operator acknowledge and understand that Owner shall continue to operate Non-gaming Operations at the Racetrack and that Owner shall be entitled to all revenue therefrom and shall be responsible for all expenses and liabilities relating thereto.

                                A G R E E M E N T

                  NOW, THEREFORE, for and in consideration of the above recitals which are hereby incorporated herein as an integral part of this Agreement and the mutual covenants, promises and agreements herein contained, the parties hereto do hereby agree as follows:

1. DEFINITIONS/ARTICLE

         1.1 Definitions. All capitalized terms referenced or used in this Agreement and not specifically defined herein shall have the meaning set forth on Exhibit "A", which is attached hereto and incorporated by reference.

         1.2 Article. All references to "Article" in this Agreement shall refer to a major section designed by a single arabic number with a caption entirely in capital letters.


2. TERM

         2.1 Initial Term. The Initial Term of this Agreement shall be Three (3) years beginning on the Commencement Date unless sooner terminated pursuant to the terms contained herein.

         2.2 Extended Term. Operator shall have Two (2) options to extend the term for additional Three (3) year periods each in succession (each such additional Three (3) year period being designated as an "Extended Term"). If Operator does not give written notice of cancellation to Owner at least one hundred twenty (120) days prior to the date of the expiration of the Initial Term or the first Extended Term under this paragraph if the first option has been exercised, then this Agreement shall be automatically extended for the next Three (3) years upon the terms, conditions, covenants and provisions set forth herein without the necessity of any new management agreement or other instruments or agreements or of any notice being executed, delivered or given. Notwithstanding the foregoing, the automatic extension of the Term or an Extended Term shall become null and void, at Owner's Option, if:

         a. at Owner's sole and absolute discretion, Owner ceases Gaming Activities at the Racetrack; or

         b. if Net Cash Flow for the twelve (12) Month period prior to the end of the Initial Term or the Extended Term if applicable, is less than Two Hundred (200%) Percent of the Management Fee due to Operator calculated in accordance with Section 8.2 hereof for that same twelve
         (12) Month period; or

         c. at the time of the automatic extension, Operator is in Default under this Agreement or an event exists which with the lapse of time or notice or both would constitute an Event of Default hereunder or Operator is otherwise not in substantial compliance with the material terms and conditions of this Agreement.

If Owner ceases Gaming Activities pursuant to sub-clause (a) above, any incremental costs of the Project associated with or attributable to such cessation of Gaming Activities shall be absorbed by Owner. Additionally, if Operator is unable to exercise its option for an Extended Term due to subclause
(a) above, and Owner elects to re-commence Gaming Activities within three (3) years after Owner's termination of this Agreement, then Owner shall give notice to Operator and Operator may, at its election, reinstate this Agreement by notice to Owner within sixty (60) days following to receipt of Owner's notice to Operator.

         2.3 Recording of Memorandum of Project Consulting and Management Agreement. At the request of Operator, Owner shall execute a Memorandum of Project Consulting and Management Agreement substantially in the form of Exhibit "B" attached hereto, which Memorandum shall be recorded, if possible, in the real property records of the Office of the Kent County Recorder, in the State of Delaware.


3. CONSULTING AND CONSTRUCTION SERVICES

         3.1 Owner's Obligations. Owner shall pay all costs to develop, construct, furnish and equip the Project, in accordance with the Project Budget and the Plans and Specifications and FF&E Specifications as and when approved by Owner and Operator. The Project shall be of first class quality taking into account the market and competitive projects. Owner shall pay the costs of any and all certificates of occupancy or local equivalents, gaming licenses or qualifications and any and all other permits, agreements and other approvals required for development and construction of the Project, and for Operator to commence operation of the Project, except any license required to be obtained by Operator with respect to its management of the Project. All approvals of Owner under this Article 3 are subject to Paragraph 23.6 (as in the case of other approvals under this Agreement, unless specified to the contrary).

         3.2 Plans and Specifications. Following Owner's approval of such preliminary drawings or plans and associated budgets relating to the concept, idea and design relating to the Project prepared by Operator or Consultants, as Operator deems necessary, Operator will engage and retain, within the Project Budget, for Owner's account and at Owner's sole cost and expense, such Consultants as shall be necessary to prepare all site plans, construction drawings, surveys, materials, specifications, architectural plans and drawings, engineering plans and drawings, and all other plans, drawings, studies or reports of any nature related to (a) the construction and/or remodeling of the Project (the "Plans and Specifications") and (b) the furnishings, fixtures and equipment, wall and floor coverings, design and color, wall hangings, signage, art, accoutrements, and all other aesthetic and operational elements of design and other nonstructural elements (the "FF&E") to be installed in the Project (the "FF&E Specifications"). All Consultants retained by Operator on Owner's behalf shall be required to carry errors and omissions insurance( with Owner and Operator listed as additional insured to the extent commercially reasonable). Operator shall consult with Owner as to the selection of the Project interior designer and the selection shall be subject to the approval of Owner. The FF&E Specifications shall be prepared under the direction of Operator and shall be delivered to Owner for its review and approval prior to the ordering of the items set forth therein and in accordance with the approved Construction Schedule. Such FF&E Specifications shall cover all furniture, furnishings, equipment and fixtures necessary or appropriate to operate the Project in conformity with this Agreement. FF&E shall bear the name or identifying characteristic of the Project, where appropriate, and shall comply with all applicable Laws. The various components of the Plans and Specifications (i.e., conceptual, preliminary and final plans) shall be prepared and delivered to Owner for its review and approval.

         3.3 Changes. Any Plans and Specifications or FF&E Specifications not specifically marked, stamped or otherwise identified as "final" are all understood to be subject to change at any time, as and to the extent any such changes may be recommended by Operator or by any Consultant with the approval of the Operator, subject only to any required Approvals. After approval and identification of final Plans and Specifications or FF&E Specifications for the Project or a part thereof by Owner, such final Plans and Specifications or FF&E Specifications shall not be changed in any material respect without Owner's and Operator's approval (Owner's approval may be withheld for any reason whatsoever at its sole and absolute discretion), except as otherwise provided herein. Operator may recommend, subject to Owner's approval which approval may be withheld for any reason whatsoever at Owner's sole and absolute discretion, such further changes in the final Plans and Specifications or FF&E Specifications as Operator may deem appropriate on account of engineering, aesthetic, economic, availability or any other reasons whatsoever. In addition, Operator may, with the concurrence of the Consultant responsible for the particular aspect of the Project and without prior notice or approval of Owner, make or agree on behalf of Owner to permit any non-material changes in the final Plans and Specifications or FF&E Specifications, or interpretations thereof or field directives, substitutions or other orders with respect thereto, as Operator may deem necessary or appropriate to meet problems, shortages, disputes, design deficiencies, sub-contractor failures or other exigent circumstances as may arise during the period of constructing, furnishing and equipping the Project. For purposes of this Paragraph, "non-material changes" shall be defined as any change that does not exceed Twenty-Five Thousand Dollars ($25,000) which, in conjunction with all other changes, has no net effect on the total budgeted cost of the Project as approved by Owner. Any material changes shall require Owner's approval which approval may be withheld for any reason whatsoever at Owner's sole and absolute discretion. Except in the case of minor or immaterial matters, a written record shall be kept by Operator or the responsible Consultant with respect to any such change, interpretation, field directive, substitution or other order.

         3.4 Construction Schedule. Prior to or simultaneously with the preparation of the Plans and Specifications and the FF&E Specifications, Operator shall prepare and submit to Owner for Owner's review and approval, a construction schedule for: (i) the preparation of all Plans and Specifications and (ii) the construction/remodeling and equipping of the Project (the "Construction Schedule"). Owner shall have approval rights (which rights shall not be unreasonably withheld) with respect to Operator's selection of all contractors for the Project and the construction contracts relating thereto.

         3.5 Extent of Review. Although the Plans and Specifications and FF&E Specifications (collectively, "Plans") will be prepared by Consultants under the direction and supervision of Operator, and will be subject to Operator's review and approval, Operator has no obligation or responsibility of any nature for any defect, mistake or omission in (i) the Plans, or (ii) the construction/remodeling and equipping of the Project, as said responsibility is solely with said Consultants. It is understood that all matters to be submitted to Owner for review and approval hereunder will have been competently prepared by said Consultants. Operator's review of such matters will be for the limited purposes of enabling Operator to make suggestions to Owner and to assure that the Project is constructed or remodeled so that it will be acceptable to Operator for its purposes.

         3.6 Technical Services. From the date hereof until the Project is substantially completed (including FF&E installation), Operator shall provide the following technical services to Owner, either itself or through its Affiliates (the "Technical Services") or Consultants, subject to the conditions and limitations set forth in Paragraph 3.5.;

             3.6.1 Operator's advice and consultation with the Project Consultants in connection with the architectural, engineering and other planning of the Project and in the selection and specification of FF&E;

             3.6.2 advice and counsel to Project Consultants regarding mechanical installations, recreational areas and such other areas as energy and security;

             3.6.3 advice to Owner in the planning as to aesthetic and quality aspects and Operator's operational requirements with respect to all areas of the Project, staff structure, data processing equipment and software, surveillance and security services, marketing, and entertainment programs;

             3.6.4 advice to Project Consultants in the selection, purchase, installation and layout of all equipment required or desirable for the efficient and economical operation of the Project; and

             3.6.5 coordination with the Project Consultant responsible as contractor of the Project with respect to each of the foregoing.

         3.7 Final Approval by Operator. Operator shall not be required to open the Project to the public until final approval by Operator. Operator may, without accepting the Project and with Owner's consent, conduct pre-opening operations of the Project to the extent allowed by Law. Final approval of the Project by Operator shall occur on the latest to occur of:

         3.7.1 the  date that  the Project is  substantially completed; and

         3.7.2 the date that FF&E and Gaming Devices have been substantially installed therein in accordance with the provisions of this Agreement; and

         3.7.3 the date that all licenses and permits required for the operation of the Project (including, without limitation, a certificate of occupancy (or local equivalents), and gaming licenses) are obtained; and

         3.7.4 the date that adequate Working Capital and Gaming Bankroll for the Project has been furnished by Owner in accordance with the provisions of this Agreement; and

         3.7.5 the date that the Project is, in the reasonable opinion of Operator, ready to render first-class service to customers on a fully operational basis in compliance with Law.


4. PRE-OPENING SERVICES BY OPERATOR

         Prior to the Opening Date, Operator, as agent and for the account of Owner pursuant to the Pre-opening Budget, shall perform or arrange through Consultants, Affiliates, initial staff or other Persons for the performance of the following services on behalf of and for the account of Owner (the "Pre-Opening Services").

             4.1 Staffing. Arrange for the recruitment and training of the initial staff of the Project;

             4.2 Marketing. Supervise the creation and implementation of a marketing program consisting of sales, advertising, promotion, publicity and public relations, in order to attract customers to the Project on and after the Opening Date;

             4.3 Lease and Agreements. Subject to Owner's approval, negotiate and enter into on behalf of Owner all leases, licenses and concession agreements appropriate for the Project;

             4.4 Licensing. Assist Owner to apply for, and use its best efforts to procure, such licenses and permits, as may be required by applicable Law (whether in Operator's name or Owner's name, or both, as may be determined by Owner or required by applicable Law) for the operation of the Project and its related facilities;

             4.5 Supplies and Inventory. Provide a listing of Project supplies and cause the purchase of initial inventories of Operating Supplies with funds furnished by Owner;

             4.6 Inaugural Ceremonies. In cooperation with Owner, arrange for suitable inaugural ceremonies for the Project; and

             4.7 Budget Planning. Develop and deliver to Owner the Pre-Opening Budget, Start-up Budget and Annual Operations Budget for the Project's first Fiscal Year.


5. APPOINTMENT OF OPERATOR

         5.1 Appointment. Owner hereby appoints, hires and employs Operator, as Owner's exclusive agent, to supervise, manage, direct and operate the Project during the Term of this Agreement. Operator hereby accepts said appointment and assignment upon and subject to the terms, conditions, covenants and provisions set forth herein.

         5.2 Management of the Project. Subject to and in accordance with Paragraph 6.15 of this Agreement and other limiting provisions of this Agreement, Operator shall have all the prerogatives normally accorded to management in the ordinary course of commerce (except those relating to maintenance of the Racetrack and those which primarily impact the Non-gaming Operations which shall be Owner's responsibility), including, but not limited to, the collection of receivables, the incurring of trade debts, the approval and payment of checks, the advancement of credit (it being understood that Operator shall be solely responsible for all bad debts incurred in the operation of the Gaming Operation above that which is set forth in the Annual Operations Budget approved by Owner), and the negotiating and signing of operational leases and contracts which will not extend beyond the Term of this Agreement without the consent of Owner, which consent may be withheld for any reason whatsoever in its sole and absolute discretion. In managing the Project, Operator shall apply a standard of diligence and professional management consistent with that which is customary and usual with respect to the industry but taking into account the physical characteristics of the Project and the nature of its market.

         5.3. Contracts and Expenses. Operator is authorized to make, enter into and perform, in the name of, for the account of, on behalf of, and at the expense of Owner, any contracts and agreements provided for under this Agreement, so long as Operator has complied with all the requirements of this Agreement with respect to such contracts and agreements, including, but not limited to, any required consent or approval of Owner. Unless this Agreement expressly provides for an item or service to be at Operator's own expense, all costs and expenses incurred by Operator or an Affiliate of Operator in the performance of Operator's obligations under this Agreement shall be for and on behalf of Owner and for the Project's account provided that such costs and expenses are reflected in budgets approved by Owner or are otherwise approved by Owner which approval may be withheld by Owner for any reason whatsoever at its sole and absolute discretion. All debts and liabilities incurred to third parties by Operator on behalf of either the Owner or the Project shall be Operating Expenses of the Project.

6. CERTAIN SPECIFIC AUTHORITIES AND RESPONSIBILITIES OF OPERATOR

         6.1 Personnel Matters. Operator shall have the authority to perform the following acts for the account and cost of Owner and subject to funds being available from operations or being provided by Owner.

             6.1.1 Recruitment. Operator shall establish procedures, techniques, and programs to obtain, evaluate and train qualified applicants to become Project employees such as, the gaming manager, marketing manager, slot operations manager, credit manager and credit executives, gaming cage personnel, service personnel, security personnel, internal audit personnel, management information services personnel and gaming hosts, and to properly train such individuals to fill those positions. Notwithstanding the foregoing, Operator shall submit to Owner for Owner's approval (which shall not be unreasonably withheld) a staffing plan identifying the necessary personnel to operate the Project. Once the staffing plan has been approved, Operator shall have the sole authority to fill all positions subject to Paragraph 6.1.2. Any changes to such staffing plan shall be subject to Owner's approval, which approval shall not be reasonably withheld.

             6.1.2 Personnel Decisions. Operator shall have the sole authority to hire, promote, discharge, and supervise all personnel assigned to the Project. All employees hired for the Project shall be employees of Owner. In any event, expenses and costs pertaining to the Project employees' employment, including without limitation severance pay, shall be an Operating Expense. With respect to the retention of all managers, Operator shall consult with Owner in the hiring of such people and Owner shall have the right of approval (not to be unreasonably withheld) with respect to the selection and replacement of the general manager of the Project.

             6.1.3 Labor Relations Operator and Owner shall consult and cooperate with each other with respect to labor relations affecting the Project.

         6.2 Financial Management. Operator shall be responsible for the management of the day-to-day financial affairs of the Project.

         6.3 Budgets and Forecasts. Operator shall prepare all development, construction and operating budgets, cash flow budgets, and other financial projections and forecasts.

             6.3.1 Project Development and Construction Budgets. As soon as practicable after the date of this Agreement, Operator shall prepare a preliminary Project budget (the "Initial Project Budget") for the development, construction/refurbishment, equipment and pre-opening costs of the Project. The Initial Project Budget shall be revised and updated periodically along with the ongoing planning and development of the Project, and Operator shall prepare a final Project budget based upon actual bids received from Consultants after preparation of the Plans and Specifications and FF&E Specifications for the Project.

             6.3.2 Annual Budgets. At least sixty (60) days prior to the beginning of a Fiscal Year, Operator shall provide Owner with preliminary Annual Operations and Capital Expenditure Budgets for such Fiscal Year. Adjusted budgets will be provided from time to time as needed during the Fiscal Year. The Annual Operations Budget shall set forth the proposed operating costs and revenues of the Project for the relevant Fiscal Year. The Capital Expenditure Budget shall set forth Project capital improvements and replacements (including, without limitation, FF&E) for the forthcoming year which are to be spent out of the Replacement Fund.

             6.3.3 Forecasts. Within sixty (60) days prior to the Opening Date and prior to the start of each subsequent Fiscal Year, Operator shall prepare an operations forecast for the operation of the Project for the three (3) Fiscal Years starting with the current Fiscal Year (the "Three Year Operating Budget") and submit same to Owner for its review and approval as set forth in Paragraph
6.5 of this Agreement. The Three Year Operating Budget will be superseded on a year-by-year basis by the then current applicable Annual Operations Budget and new Three Year Operating Budget.

         6.4 Replacement Fund. Operator shall have the sole authority to oversee and contract for all capital replacements and improvements to the Project or any portion thereof. Operator shall create a Replacement Fund by making deposits from the positive Net Cash Flow derived from the Project. Both parties acknowledge that the funds allocated to the Replacement Fund shall be utilized first for replacement expenditures to the Project and the FF&E, and then for new improvements. Owner shall fund all reasonable and necessary capital expenditures required for or on behalf of the Project whether or not such expenditures have been contemplated in an approved budget prepared by Operator in accordance with this Agreement or if there are insufficient funds in the Replacement Fund.

         6.5 Owner's Review of Budgets. All budgets contained in this Agreement shall require Owner's approval, which shall not be unreasonably withheld and are subject to the terms and conditions of this Agreement. In the event that Owner fails to provide Operator with written notice setting forth Owner's comments to any proposed budget within thirty (30) days after Owner's receipt of such budget , such budget shall be automatically deemed approved by Owner. Operator shall have a period of fifteen (15) days (from the date of the receipt by Operator of Owner's comments) to revise the applicable budget and resubmit it to Owner. After Operator's resubmission of the budget to Owner, if Owner fails to provide Operator with written notice setting forth Owner's comments to the revised budget within fifteen (15) days after Owner's receipt of such budget , such budget shall be automatically deemed approved by Owner. In the event the parties cannot agree on a final budget within sixty (60) days after Owner receives the initial proposed budget, then either party may cause the disputed items to be submitted to arbitration pursuant to the provisions of Article 22 hereof, which decision shall be final. In the interim period during which the final budget is being determined, Operator shall use its best efforts to operate the Project pursuant to the prior year's actual results, adjusted by the following: (i) any percentage increase in the Consumer Price Index over the prior year, plus (ii) any revisions required due to change in circumstances from the prior year. Except as provided in Paragraph 6.3.2, Operator's preparation of the Annual Operations Budgets shall be based on the actual results of the prior year, information on possible occurrences which may impact the marketing and/or, operation of the Project or cause changes from the previous year's results, reasonable predictions for the future, and such other information and assumptions as shall be reasonable under the circumstances.

         6.6 Unanticipated Expenditures and Reallocation of Funds. Owner agrees that these operating and capital budgets are intended to be reasonable estimates, and, accordingly, Operator shall, with Owner's consent (which shall not be unreasonably withheld), be entitled to increase these budgets to cover any expenditures or contingencies that were unanticipated by Operator at the time of preparation of these budgets but are reasonable and necessary to carry out the provisions of this Agreement. Operator, for and on behalf of the Project, is authorized to take all action deemed necessary by Operator to implement, perform, or cause the performance of the items set forth in these budgets. Further, Operator may reallocate all or any portion of any amount budgeted with respect to any one item in any of the budgets to another item budgeted therein provided that such reallocation has been made from an item that has been over budgeted.

         6.7 Accounting Records. During the Term of this Agreement, Operator shall maintain reasonably complete accounting records. Operator shall keep all current vendor invoices, records, payroll records, general ledgers and other records relating to the Project at the Project or at such other location as shall be approved by Owner, subject to such reasonable record retention and storage policies as are established by Owner or required by applicable Law. The accounting records are the sole property of Owner and Owner shall be provided reasonable access to such files upon demand. All accounting records shall be returned promptly to Owner by Operator upon termination of this Agreement.

         6.8 Financial Statements. Operator shall provide Owner with unaudited Financial Statements of the Project for each month within fifteen (15) days after month end. Operator shall deliver annual Audited Financial Statements of the Project within ninety (90) days after the end of each fiscal year. An unaudited comparison of actual results with budgeted amounts shall be provided with such annual Financial Statements. The Project auditor shall be selected by Owner, subject to Operator's approval, which shall not be unreasonably withheld, it being understood that the auditor shall be independent, nationally recognized and have significant audit experience in the gaming industry. Operator shall cooperate with Owner to provide financial information in sufficient detail and form to allow Owner to integrate such financial information into Owner's accounting system.

         6.9 Review and Audit. Owner acknowledges that the calculation of the Management Fees and the accounting information set forth in the Financial Statements shall be binding and conclusive on the parties unless a written statement setting forth any objections and the basis for the objections is received by Operator within ninety (90) days of the date the audited financial statements are issued. If the parties cannot resolve the disputed items within thirty (30) days after Operator receives the written objections, then the disputed matters shall be submitted to arbitration pursuant to the provisions of
Article 22 hereof, which decision shall be final. No dispute pertaining to budgets, Financial Statements or Management Fee computations shall be a Default or an Event of Default under this Agreement.

         6.10 Limitation of Responsibility for Budgets. All budgets are intended only to be estimates and, provided Operator has exercised a standard of diligence and professionalism consistent with standards which are customary in the gaming industry, Operator shall not be liable or responsible in any event if any of the budgeted figures are not attained or there is any variance between the actual revenues and expenditures and the amounts set forth in any budgets. Subject to adherence to a reasonable good faith standard, to the fullest extent legally permitted, Owner does hereby release and exculpate Operator and Operator's Affiliates and their employees, officers, agents, directors and legal representatives from any and all liabilities, claims, damages and actions of whatsoever kind or nature arising directly or indirectly from or out of: (i) any variance between actual revenues and expenditures and the amounts set forth in any of the budgets, and (ii) any of the budgets to be prepared or submitted under the terms of this Agreement. Owner acknowledges that Operator has not made any guarantee, warranty or representation of any nature concerning or related to the amounts of Gross Revenue and Operating Expenses to be generated or incurred from the operation of the Project during the Term of this Agreement by Operator.

         6.11 Management. Subject to the provisions of Article 5, Paragraph 6.15 and the approval requirements specifically recited herein, and provided that no action on the part of Operator would violate any applicable law, regulation or order of any government agency, Operator shall have the absolute discretion and authority, to the extent permitted by law, to determine operating policies and procedures, standards of operation, credit policies, complimentary policies, win payment arrangements, standards of service and maintenance, pricing, and other policies affecting the Project, or the operation thereof, to implement all such policies and procedures, including, but not limited to, the following, as applicable:

              6.11.1 Service Agreements. Operator shall negotiate and consummate such agreements as necessary for the operation of the Project with the consent of Owner.

              6.11.2 Purchases. To the extent permissible under applicable law, Operator shall purchase such equipment, Operating Supplies, and other materials as shall be necessary for the operation of the Project.

              6.11.3 Repairs. Operator and Owner shall work together to keep the Project in first class condition.

              6.11.4 Licenses, Permits, and Accreditation. Operator shall assist Owner administratively in applying for and maintaining all licenses, permits, and accreditation required in connection with the management and operation of the Project. Operator shall file all required regulatory reports pertaining to the Project and itself. Owner shall file such reports pertaining to itself.

              6.11.5 Government Regulations. Operator shall cause all actions to be done in and about the Project as shall be required by Law. Operator, with the consent of Owner, which consent shall not be unreasonably withheld, may contest the validity and/or application of any Law.

              6.11.6 Legal Actions. Operator shall coordinate all gaming-related legal actions relating to the Project with Owner and may retain an attorney, the identity of which is subject to Owner's consent, provided such consent is not unreasonably withheld, and take any reasonable legal actions, with the consent of Owner, which consent shall not be unreasonably withheld, necessary to protect the assets of the Project and insure compliance with contractual obligations by others. As to legal actions other than personal injury or Project-related claims, Operator and Owner shall jointly select the attorneys.

              6.11.7 Accounting Services. Operator shall establish and maintain a gaming accounting system, internal controls, and reporting systems in accordance with customary policies and procedures appropriate for the Project.

              6.11.8 Bank Accounts. Operator shall establish in the Project's name such bank accounts as are required for the operation and maintenance of the Project. Owner shall select the bank with Operator's approval (not to be unreasonably withheld) and Owner shall have the risk of insolvency of any such institutions. Operator shall have sole signature authority on such accounts to the extent permitted by applicable Law.

              6.11.9 Credit. All decisions regarding the granting and collection of credit shall be made by Operator, including without limitation any discounts or cancellations. All bad debt expense incurred by the Gaming Operation above those amounts contained in any approved budget shall be incurred at the sole expense of Operator and shall be a credit against any amounts due to Operator as a Management Fee.

         6.12 Emergency Expenditures. Without limiting the generality of this
Article 6, in the event that a condition should exist in, on, or about the Project of an emergency nature, including structural repairs, which requires immediate repairs to preserve and protect the Project and assure its continued operation or to protect its customers, guests or employees, Operator, on behalf of and at the expense of Owner, is authorized to take all reasonable steps and to make all reasonable expenditures necessary to repair and correct any such condition, whether or not provisions have been made in the applicable budgets for any such emergency expenditures. Operator agrees to give telephone notice to Owner at the earliest reasonable opportunity concerning any emergency expenditure.

         6.13 Expenditures Required for Compliance With Law. Without limiting the generality of this Article 6, if at any time during the Term of this Agreement repairs, additions, changes or corrections in the Project of any nature shall be required by reason of any Law now or hereafter in force, such repairs, additions, changes or corrections shall be made at the direction of Operator with Owner's consent (which shall not be unreasonably withheld) and shall be paid for as Operating Expenses.

         6.14 Disbursement of Unneeded Cash to Owner. To the extent available, Operator shall distribute any Net Cash Flow, in excess of amounts required to fund the Working Capital and those payable to Operator which are accrued and payable, to Owner on a monthly basis.

         6.15 Conflicts Due to Shared Facility. Operator and Owner acknowledge that, due to the fact that Gaming Activities and Non-gaming Operations will be conducted in a shared facility, certain actions taken by either Operator or Owner with respect to the management of the Project and the Racetrack, respectively, may have an impact on the other. To the extent that any party anticipates that any new activity taken by it could materially adversely impact the business of the other party, such party shall consult with the other party prior to engaging in such activity. Operator and Owner agree to cooperate with each other in good faith to assure that actions taken by one shall not have a materially adverse impact on the business of the other.

         6.16 Shared Expenses. Owner and Operator acknowledge and agree that in the course of operating Gaming Activities at the Project, and Non-Gaming Operations at the Racetrack there will exist certain expenses, including, without limitation, depreciation, which benefit both the Project and the Racetrack but which are not specifically identifiable with or attributable to either ("Shared Expenses"). Owner and Operator agree to work together in good faith to determine a mutually acceptable procedure to determine the costs and allocation to be charged to either party in connection with such Shared Expenses. As soon as such costs and allocations are determined by Owner and Operator, the methods at arriving at such allocations or the amounts of such allocations shall be documented and attached to this Agreement as an Exhibit.


7. CERTAIN RESPONSIBILITIES OF OWNER

         7.1 Owner's Advances. Owner shall advance amounts as are provided for in the budgets discussed herein to Operator as are necessary to conduct the affairs of the Project and maintain the Project (hereinafter referred to as "Owner's Advances") as provided hereunder.

             7.1.1 Pre-Opening Budget. Within five (5) Business Days after receipt of written notice from Operator requesting said amounts, Owner shall fund to Operator the initial amounts agreed to by the parties and thereafter such other amounts as set forth in the Pre-Opening Budget or any revisions thereof approved by Owner.

             7.1.2 Start-up Budget. Within Five (5) days prior to the date which Gaming Operations commence, Owner shall fund to Operator the amounts set forth in a Start-up Budget prepared by Operator and approved by Owner. This start-up budget shall cover the initial three (3) months of operations and shall be replaced by the Annual Operations Budget for the initial fiscal period of operations when completed as provided for herein . In addition, within five (5) Business Days of receipt of written notice from Operator, Owner shall thereafter present Operator with Owner's Advances adequate to cover the start-up requirements to the extent additional requirements are necessary based on Owner approved revisions of the Start-up Budget as provided for herein.

             7.1.3 Working Capital. During the Term of this Agreement, within fifteen (15) Business Days after receipt of written notice from Operator, Owner shall present Operator with Owner's Advances adequate to cover the initial Working Capital and any additional amount required thereafter to cover any deficiency in the level of Working Capital required in connection with the ongoing operation of the Project as approved by Owner in the Operations Budget. The written request for any additional Working Capital shall be submitted by Operator to Owner on a monthly basis based on the Financial Statements and the Working Capital Budget.

             7.1.4 Additional Expenses. Owner shall pay the following expenses on or before their applicable due date: (i) all debt service on any mortgage or debt instrument encumbering or related to the Project or the Racetrack, (ii) payments on leases or purchase contracts for FF&E which are due and payable on or before the Opening Date, and (iii) approved budgeted Capital Improvements to the extent funds in the Replacement Fund are insufficient to cover such requirements.

             7.1.5 Negative Cash Flow. Subject to Owner's right to terminate this Agreement pursuant to Paragraph 17.4.7, for all months in which the Project Net Cash Flow is projected to operate at a deficit Owner shall, on a monthly basis within five (5) Business Days after receipt of notice from Operator, remit to Operator Owner's Advances in an amount equal to the sum of the negative cash flow for the prior month, if any, and the estimated negative cash flow for the subsequent month. Notwithstanding the foregoing, if negative flow exceeds Twenty Five Thousand Dollars ($25,000) for any month during the Term, Owner and Operator agree to consult with each other to attempt to minimize expenses with respect to the Project.

             7.1.6 Bank Roll. The Gaming Bankroll, including, without limitation, any necessary replenishment of Operator's account in the event of reduction, shall be provided by Owner on demand.

             7.1.7 Optional Funding by Operator. In the event Owner fails to fund any Owner's Advance within the specific time period set forth in this
Section 7.1 or make any other payment required to be made by Owner hereunder, or if sums are required prior to such time as Owner is obligated to advance the same, Operator may, at its sole option, without assuming any liability for the payment of any account, advance the amount required, or any portion thereof, on behalf of Owner. The amount advanced and paid on behalf of Owner ("Operator's Advances") shall be reimbursed and shall bear interest (i) at the Default Rate until Operator is reimbursed in full, including all accrued interest, if Operator's Advances are the result of Owner's refusal to fund such amounts within ten (10) days of being requested to do so or Owner's inadvertence in funding any budgeted amount required pursuant to this Agreement upon demand by Operator and (ii) at Bank of America's prime rate in all other events. The advance of Operator's Advances by Operator does not in any manner waive any rights or remedies granted to Operator under the terms of this Agreement, including the right to declare Owner in Default as provided in Article 16 and to proceed with any remedies granted under Article 17.

         7.2 Other Requirements. Owner shall comply with all Laws and with all agreements with the State of Delaware, Kent County and other governmental authorities and any other Person with respect to the Project, except to the extent that such compliance is the obligation of Operator hereunder.

         7.3 Mutual Cooperation. Owner shall cooperate fully with Operator and Operator shall cooperate fully with Owner during the Term of this Agreement in order to facilitate the performance by both parties of their obligations set forth in this Agreement and to procure and maintain all licenses, permits or authorizations necessary for operation of the Project. The parties hereto shall provide each other with such information pertaining to the Project and the Racetrack as may be requested from time to time.

         7.4 Owners Services. During the Term or any Extended Term, Owner shall provide the following services and/or rights to customers of the Project on a no less favorable basis than similar services and/or rights provided to customers in Non-gaming Operations at the Racetrack: (i) right of ingress and egress; (ii) parking in Racetrack parking facilities; and (iii) such other services and/or rights as Operator and Owner may agree from time to time. To the extent applicable, Plans and Specifications shall specifically incorporate such rights and/or services.

         7.5 Owner's Promotion and Support of Project. Owner acknowledges that the Project will be located, and all Gaming Activities will be conducted, at the Racetrack and may, to a certain extent, compete with Owner's Non-gaming Operations conducted at the Racetrack. Notwithstanding the foregoing, Owner shall use its reasonable efforts to promote the Project and facilitate Operator's management of the Project. Additionally, Owner shall maintain in full force and effect during the term of this Agreement its license to operate the Racetrack unless Owner and Operator mutually agree that the combined Non-gaming Operations and Gaming Activities are not economically feasible.


8. MANAGEMENT FEES AND COMPENSATION

         8.1 Consulting Fee. Operator shall be paid a consulting fee (the "Consulting Fee") of Two Hundred Fifty Thousand Dollars ($250,000) , payable One Hundred Thousand Dollars ($100,000) upon execution of this Agreement and One Hundred Fifty Thousand Dollars ($150,000) on the Opening Date of the Project. Notwithstanding the foregoing, Caesars shall be obligated to pay the first Fifty Thousand Dollars ($50,000) of direct construction management costs relating to the Project. At Caesars' option, this obligation may be satisfied by Caesars through either of the following: (i) direct payments of expenses actually incurred in the construction management of the Project which are contained in the Project Budget as approved by Owner; or (ii) a Fifty Thousand Dollar ($50,000) reduction of that portion of the Consulting Fee due on the Opening Date of the Project.


         8.2 Operations Management Fee. During the Term of this Agreement, commencing with the opening of the Project for business, Operator shall be paid an operations Management Fee (the "Management Fee"). This Management Fee for
each Fiscal Year shall be equal to the greater of (i) $[       ] (the "Minimum
Annual Management Fee") or (ii) [     ] percent [  ]% of pre-tax accounting
income determined in accordance with Generally Accepted Accounting Principles before actual interest expense associated with capital expenditures and less an
annual deduction of $[      ] (the "Allowed Deduction"). Based on the following
assumptions, the Management Fee would be calculated as set forth in the following examples below:

                                                     Example 1         Example 2
                                                     ---------         ---------
         Pre-tax Accounting Income                    [       ]         [       ]
         Interest Expense                               [     ]           [     ]
                                                      ---------         ---------
         Subtotal                                     [       ]         [       ]
         Allowed Deduction                              [     ]           [     ]
                                                      ---------         ---------
         Total                                        [       ]         [       ]
         Management Fee Percentage                          [ ]%              [ ]%
                                                      ---------         ---------
         Management Fee                               [       ]         [       ]

Such fee shall be due and payable monthly in arrears. The Management Fee shall be adjusted quarterly based on actual reported results for each such Fiscal Quarter. A partial Fiscal Year at the beginning and end of this Agreement shall result in a proration of the Minimum Annual Management Fee or the Allowed
Deduction of $[      ] as applicable.

9. OWNER'S COVENANTS AND REPRESENTATIONS

         9.1 Owner's Covenants and Representations. Owner makes the following covenants and representations to Operator, which representations and covenants shall, unless otherwise stated herein, survive the execution and delivery of this Agreement and the Commencement Date and shall continue to be true during the Term of this Agreement.

             9.1.1 Corporate Status. Owner is a corporation duly organized and validly existing under the Laws of the State of Delaware, with full capacity and power to enter into this Agreement and execute all documents required hereunder.

             9.1.2 Authorization. The making, execution, delivery and performance of this Agreement by Owner has been duly authorized and approved by all requisite action of the Board of Directors of Owner, and this Agreement has been duly executed and delivered by Owner and constitutes a valid and binding obligation of Owner, enforceable in accordance with its terms.

             9.1.3 Other Agreements. Neither the execution and delivery of this Agreement by Owner nor Owner's performance of its obligations hereunder will result in a violation or breach of, or constitute a default with respect to or accelerate the performance required under any other material agreement or obligation to which Owner is a party or is otherwise bound or to which the Project or any part thereof is subject, and will not constitute a violation of any Law to which Owner or the Project is subject.

             9.1.4 Documentation. If necessary to carry out the intent of this Agreement, Owner agrees to execute and provide to Operator, on or after the date hereof, any and all other instruments, documents, conveyances, assignments and agreements which Operator may reasonably request in connection with the operation of the Project.

             9.1.5 Environmental Laws. Owner represents, warrants and agrees that Operator has no obligation or responsibility relating to the presence of, removal, spill, release, leaking, or disposal of oil, petroleum, toxic pollutants, solid waste or other hazardous substances at the Project or the Racetrack under any applicable Laws pertaining to health or the environment (hereinafter sometimes collectively referred to as "Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as hereafter amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Hazardous and Solid Waste Amendments of 1984, as hereafter amended ("RCRA"), the Federal Water Pollution Control Act, as now or hereafter amended ("WPCA"), and any Laws of the State of the Delaware, or any subdivision thereof or any other matter of any environmental nature resulting from or in connection with any event at the Racetrack or the Project which occurred prior to, or after the effective date of this Agreement, or after the termination of this Agreement, except if such matter is caused by Operator.

             9.1.6 Communications. Owner shall promptly provide Operator with copies of any communications relating to pollution or environmental concerns to or from any governmental authority with respect to the Racetrack.

              9.1.7 Owners' Licensing Approval. Owner shall apply for and use its reasonable efforts to obtain and maintain all appropriate licensing and approvals under Delaware gaming Law as expeditiously as possible to allow Operator to conduct Gaming Activities contemplated by this Agreement.


10. OPERATOR'S COVENANTS AND REPRESENTATIONS

         10.1 Operator's Covenants and Representations. Operator makes the following covenants and representations to Owner, which covenants and representations shall, unless otherwise stated herein, survive the execution and delivery of this Agreement and the Commencement Date and continue to be true during the Term of this Agreement:

              10.1.1 Corporate Status. Operator is a corporation duly organized, validly existing, and in good standing under the Laws of Nevada, with full corporate power to enter into this Agreement and execute all documents required hereunder;

              10.1.2 Authorization. The making, execution, delivery and performance of this Agreement by Operator has been duly authorized and approved by all requisite action of the Board of Directors of Operator, and this Agreement has been duly executed and delivered by Operator and constitutes a valid and binding obligation of Operator, enforceable in accordance with its terms; and

              10.1.3 Other Agreements. Neither the execution and delivery of this Agreement by Operator nor Operator's performance of its obligations hereunder will result in a violation or breach of, or constitute a default with respect to or accelerate the performance required under any other agreement or obligation to which Operator is a party or is otherwise bound and will not constitute a violation of any Law to which Operator is subject.

              10.1.4 Documentation. If necessary to carry out the intent of this Agreement, Operator agrees to execute and provide to Owner, on or after the date hereof, any and all other instruments, documents, conveyances, assignments and agreements which Owner may reasonably request in connection with the operation of the Project.

              10.1.5 Operator's Licensing Approval. Operator shall apply for and use its reasonable efforts to obtain and maintain all appropriate licensing and approvals under Delaware gaming Law as expeditiously as possible to allow Operator to conduct Gaming Activities contemplated by this Agreement.


11. INSURANCE

         11.1 Operating Insurance. Owner shall, to the extent commercially available, maintain at all times during the term of this Agreement, insurance coverage as set forth below:

              A. Commercial General Liability Insurance with limits no less than Twenty Million Dollars ($20,000,000)

              B. Workers Compensation Insurance, with statutory requirements and employer's legal liability coverage with the limits no less than Five Hundred Thousand Dollars ($500,000).

              C. Blanket Crime Insurance with limits no less than One Million Dollars ($1,000,000).

              D. Automobile Liability Insurance with limits no less than $1,000,000.

              E. Property Insurance insuring the real and personal property of the Project against fire, with all risk coverage, including flood and earthquake; business interruption and currency coverage.

              F. Such other insurance as deemed necessary by the Owner after consultation with the Operator.

         11.2 All required coverage shall be primary. Premiums for all insurance effected under this paragraph and the uninsured portion of any loss shall be Operating Expenses.

         11.3 Operator shall maintain at all times during the Term of this Agreement errors and omissions insurance covering all of its activities under the Agreement with a deductible and in such amounts as Owner and Operator deem necessary.

         11.4 The party required to provide insurance pursuant to this Agreement shall cause the other party to be named as an additional insured under the coverage contained herein to the extent possible.

         11.5 Limitation on Scope of Services. Owner acknowledges that in arranging for insurance coverage under this Article 11 nothing contained herein or therein shall be deemed to constitute a representation or warranty by Operator or any insurance broker utilized by Operator with regard to the nature or extent of the insurance coverage which should be considered by Owner for the ownership and operation of the Project, and Owner is to rely exclusively on its own insurance advisors with regard thereto. Neither Operator nor Owner shall be responsible for the bankruptcy or insolvency of any insurance provider providing coverage with respect to the Project which has otherwise complied with the insurance requirements hereunder.


12. DAMAGE AND CONDEMNATION

         12.1 Total Destruction. In the event the Project is totally destroyed by fire or other casualty, either party hereto may terminate this Agreement by written notice to the other party given within thirty (30) days following such destruction, provided that Owner may only terminate this Agreement if it has determined not to rebuild the Project. Notwithstanding the foregoing, nothing contained in this Section 12.1 shall serve to prevent Owner from exercising any of its rights to terminate this Agreement pursuant to Article 17. In the event of termination of this Agreement pursuant to a total destruction, this Agreement and the Term hereof shall cease and come to an end as of the date of such damage or destruction as though such date were the date originally fixed for the expiration of the Term of this Agreement, and neither party shall have any obligation to the other arising out of or in any way connected with the provisions of this Agreement, except for those provisions which by their terms are intended to apply after termination or which have already accrued. In the event that Owner shall determine to proceed to restore the Project within three years of such total destruction and commence Gaming Operations thereafter, Owner shall give notice to Operator and Operator may reinstate this Agreement by notice to Owner within sixty (60) days following the later of (a) the commencement of repairs, replacement, and/or restoration, or (b) the receipt by Operator of notice thereof.

         12.2 Partial Destruction. In the event the Project is damaged by fire or other casualty, and such damage can be materially restored with due diligence in twelve (12) months following such event, plus any period caused by Unavoidable Delay, or if neither party has terminated this Agreement pursuant to Paragraph 12.1, Owner shall have the obligation to repair the Project as nearly as practical to the condition same was in prior to such damage. Notwithstanding the foregoing, nothing contained in this Section 12.2 shall serve to prevent Owner from exercising any of its rights to terminate this Agreement pursuant to
Article 17. All casualty insurance proceeds arising out of any loss or damage to the Project or any portion thereof shall be specifically utilized for the repair and restoration of the portion of the Project so damaged. Owner shall cause such repair to be made with all reasonable dispatch so as to complete the same at the earliest possible date and shall seek the advice and counsel of Operator as to the allocation and expenditure of insurance proceeds in connection with any repair and/or replacement within the Project. The Term or Extended Term shall be extended for the same length of time during which the Project was being repaired in accordance with this Section 12.2.

         12.3 Substantial Condemnation. In the event all or substantially all of the Project shall be taken in any eminent domain, condemnation, compulsory acquisition or similar proceeding by any competent authority for any public or quasi-public use or purpose, and the result is that it is unreasonable to continue to operate the Project after making all reasonable repairs and restoration, then either party shall have the right to terminate this Agreement upon written notice to the other party within thirty (30) days of the conclusion of the condemnation proceedings. Owner and Operator shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled due to said condemnation proceedings. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Project shall be the property of Owner subject to Operator's right to receive 20% of the award resulting from loss of its business from the Gaming Operation.

         12.4 Partial Condemnation. In the event a portion of the Project shall be taken by the events described in Paragraph 12.3, or is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Project after making all reasonable repairs and restoration, and provided Owner does not terminate this Agreement pursuant to Article 16, this Agreement shall not terminate and Owner shall repair and restore the Project as close as reasonably possible to its condition prior to such event. All compensation awarded for any taking of the Project shall be the property of Owner subject to Operator's right to receive 20% of the award resulting from loss of its business from the Gaming Operation.

         12.5 Casualty Management Fees. In the event of a destruction, damage, or condemnation covered under this Article 12, Owner's obligation to pay Operator a Management Fee shall become void during the period in which and as to such portion of the Project that has been destroyed, damaged or condemned, it being understood that Operator may obtain business interruption insurance at its own expense to cover such event. In the event that either Owner or Operator chooses to obtain business interruption insurance for the Project, the premiums for such insurance shall be at the sole expense of the party obtaining such insurance and shall not be a deduction in calculating pre-tax accounting income. Notwithstanding the foregoing, if Owner obtains business interruption insurance which covers the Operator's Management Fee as an insured item, Operator shall be paid a Management Fee each month during such period of damage, destruction, or condemnation but only to the extent that Owner receives insurance proceeds under such policy to cover the same and the premium paid by Owner for such insurance shall be a deduction in calculating pre-tax accounting income.. The Management Fee during such period shall be in an amount equal to the average total monthly amounts earned by Operator hereunder during the twelve (12) months preceding the damage, destruction or condemnation (or such lesser period if the Project shall not have been open for at least twelve (12) months). Such payment shall continue to the extent covered by Owner's business interruption insurance until operations of the Project are fully recommenced.


13. INDEMNIFICATION

         13.1 (a) Owner hereby covenants and agrees to indemnify, save, and defend, at Owner's sole cost and expense, and hold harmless, Operator, Operator's Affiliates, and the officers, directors, agents, employees, legal representatives and shareholders of Operator and Operator's Affiliates and the successors and assigns of each of the foregoing (all of such Persons being collectively referred to herein as the "Indemnified Persons" and each such reference shall refer jointly and severally to each such Person) from and against the full amount of any and all Losses. The term "Losses" shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including, but not limited to, all attorneys' fees and all other professional or consultants' expenses incurred in investigating, preparing for, serving as a witness in, or defending against any action or proceeding, whether actually commenced or threatened, which may be asserted against any Indemnified Person, arising from, in respect of, as a consequence of, or in connection with any of the following: (a) any claims asserted by any Person including, without limitation, any governmental agency or quasi-governmental authority, board, bureau, commission, department, instrumentality, or public body, court, or administrative tribunal (a "Governmental Agency"), in connection with or in any way arising out of the presence, storage, use, disposal, generation, transportation, or treatment of any substances which are regulated by or otherwise the subject of any Applicable Environmental Law on, in, or under the Racetrack or the Project, or any portion thereof, either prior to or after the date of this Agreement; (b) the violation or claimed violation of any Applicable Environmental Laws in regard to the Racetrack or the Project or any portion thereof, whether any such violation or claimed violation occurred prior to or after the date of this Agreement; (c) the preparation of an environmental audit on the Racetrack or the Project or any portion thereof authorized by Owner or the implementation of any environmental audit's recommendations; and (d) the design, construction, organization, management, operation or maintenance of the Project or any adjacent property and any other activity by Owner and/or its Affiliates, regardless of cause or responsibility for negligence (either active or passive), to the fullest extent legally permitted by Law, except (e) in the case of clauses (a) through (d) above, those liabilities caused by Operator's willful, wanton or criminal misconduct, gross negligence or fraud. Operator will promptly notify Owner of such action, suit or proceeding. Owner's duty to indemnify Operator and Operator's Affiliates shall survive the termination of this Agreement and shall apply to any event or occurrence arising before or after the execution or termination, as the case may be, of this Agreement.

         13.1 (b) Operator hereby covenants and agrees to indemnify, save and defend, at Operator's sole cost and expense, Owner, Owner's Affiliates, and the officers, directors, agents, employees, legal representatives and shareholders of Owner and Owner's Affiliates and the successors and assigns of each of the foregoing from any Losses arising from, in respect of, as a consequence of or in connection with the willful, wanton or criminal misconduct, gross negligence or fraud of Operator, its Affiliates, and the officers, directors, agents or employees of Operator and its Affiliates with respect to the management of the Project.

         13.2 Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as a "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. The indemnifying party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement. Any such contest may be conducted, as determined by the indemnifying party, in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party with the indemnified party's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; however, the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. In addition, without the consent of the indemnified party, which consent may be withheld in its sole and absolute discretion, the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include an unconditional and complete release of the indemnified party.

         Anything to the contrary herein notwithstanding, if requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim the indemnifying party elects to contest and the indemnifying party will reimburse the indemnified party for any expenses incurred by its so cooperating. Each party shall, upon written request and at the requesting party's expense, make personnel available to assist in locating and obtaining any of its books and records to the extent that they relate to the other party's indemnification obligations hereunder and make personnel available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any Claim in which the other party does not have any adverse interest.


14. PROTECTION OF OPERATOR; NONDISTURBANCE AGREEMENT

         14.1 Protection of Operator. Owner covenants that so long as Operator is not in Default under this Agreement, Operator shall have, and Owner hereby grants to Operator, the right to manage and operate the Project pursuant to this Agreement as agent for the Owner throughout the Term hereof, free from hindrance, ejection or disturbance by Owner or any other party claiming under, through, or by right of Owner.

         14.2 Nondisturbance Agreement. Owner shall obtain for Operator from the present or any future mortgagee(s) of the Racetrack, or any portion thereof, a nondisturbance agreement in a form reasonably acceptable to Operator and such present or any future mortgagee(s), assuring Operator that in the event of a default by Owner under any mortgage, deed of trust or other instrument or document creating a lien on the Racetrack, or any portion thereof, Operator's exclusive use and possession of the Project as agent of Owner, and all of Operator's exclusive rights and privileges under this Agreement, shall continue unimpaired.


15.  ASSIGNMENT

         15.1 Sale/Assignment. Neither party may assign or otherwise transfer this Agreement without the prior consent of the other party which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement to an Affiliate without the consent of the other party. Additionally, the following shall not be deemed an assignment or transfer:


         (i) the issuance of additional stock by either party or their respective parent corporations, if applicable, which does not result in a material change in control of the company; and

         (ii) subject to compliance with Operator's Affiliates' security clearance procedures (which shall be interpreted and applied to Owner consistent with such procedures' interpretation and application to others in contractual relationships with Operator or its Affiliates) and privileged license protection set forth in Paragraph 18.1, any Person (a "Shareholder") who is a shareholder in Owner (or in any entity that holds a direct or indirect interest in Owner) may transfer all or any portion of his, her or its interest in the Owner (or in such other entity), or make a gift thereof: (a) to an Affiliate of the Shareholder (the "Related Shareholder") in which the Shareholder holds a direct or indirect interest, (b) to any other existing shareholder (directly or indirectly) in the Related Shareholder, Owner or any grantor or beneficiary of any trust which is a partner or shareholder (directly or indirectly) in their Related Shareholder; (c) whether voluntarily or involuntarily, on death (by will or intestate) or inter vivos (in trust or otherwise), to or for the benefit of any member of his or her immediate family (which shall be defined to mean the spouse, brothers and sisters, parents, direct descendants whether natural or adopted) of the Shareholder or of his or her spouse, or (d) to the Shareholder's representatives in the event of his or her legal incapacity.

         15.2 Effect of Assignment. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party. An assignment with approval of the other party shall relieve the assignor of its obligations under this Agreement provided that the assignee specifically assumes all of the assignor's obligations and duties recited herein pursuant to an assignment and assumption agreement the form of which shall be acceptable to the non-assigning party and this Agreement shall continue in full force and effect. An assignment by either Owner or Operator of its interest in this Agreement which is permitted under its terms shall inure to the benefit of and be binding upon their respective successors, heirs, legal representatives or assigns.

         15.3 Right To Make An Offer. If at any time during the Term Owner decides to sell the Project and solicits offers from potential purchasers, then Owner shall notify Operator, in writing simultaneous with the solicitation of such offers, of its intention to sell its interest in the Project and Operator shall thereafter be free to submit an offer to purchase the Project.


16. DEFAULT

         16.1 Definition. The occurrence of any one or more of the following events which is not cured in the time permitted shall constitute a default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default") as to the party failing in the performance or effecting the breaching act:

              16.1.1 Operator's Default. If Operator shall fail in the material performance of or material compliance with any of the material covenants, agreements, terms or conditions contained in this Agreement and shall continue for a period of thirty (30) days after written notice thereof from Owner to Operator specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of thirty (30) days, if Operator fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such failure with all due diligence, it being intended that in connection with a failure not susceptible of being cured with due diligence within thirty (30) days that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence unless such failure is not susceptible to cure regardless of time period in which case no cure period shall be provided;

              16.1.2 Owner's Default. If Owner shall (i) fail to make any monetary payment required under this Agreement, including, but not limited to, Management Fees or Owner's Advances, on or before the due date recited herein and said failure continues for five (5) business days after written notice, or
(ii) fail in the material performance of or material compliance with any of the other material covenants, agreements, terms or conditions contained in this Agreement and such failure shall continue for a period of thirty

(30) days after written notice thereof from Operator to Owner specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such period of thirty (30) days, if Owner fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such failure with all due diligence, it being intended that in connection with a failure not susceptible of being cured with due diligence within thirty (30) days that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence unless such failure is not susceptible to cure regardless of time period in which case no cure period shall be provided;

              16.1.3 Bankruptcy. If either party (i) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated a bankrupt or insolvent, or
(v) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation Law, or admits the material allegations of a petition filed against it in any proceedings under any such Law, or if any action is taken by Operator or Owner, as the case may be, for the purpose of effecting any of the foregoing; and

              16.1.4 Reorganization, Receiver. If an order, judgment or decree is entered without the application, approval or consent of the applicable party by any court of competent jurisdiction approving a petition seeking reorganization of Operator or Owner, as the case may be, or appointing a receiver, trustee or liquidator of Operator or Owner, as the case may be, or of all or a substantial part of any of the assets of Operator or Owner, as the case may be, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date of entry thereof.

              16.1.5 Prior Arbitration. If Operator or Owner challenges the alleged Default and makes/seeks arbitration pursuant to this Agreement, then the thirty (30) day cure period provided in Paragraphs 16.1.1 and 16.1.2 will not commence until there is a decision by the arbitrator(s) that in fact the designated act or omission was a failure that if not cured would be a Default.

         16.2 Regulatory Actions. Actions by regulatory authorities for alleged violations shall not be a Default or Event of Default by Operator or an Operator Denial (as hereinafter defined) provided such actions were effected in the good faith belief that they were not in violation of any law or regulation and were in the best interests of the Project enterprise.

         16.3 Delays and Omissions. No delay or omission as to the exercise of any right or power accruing upon any Event of Default shall impair the non-defaulting party's exercise of any right or power or shall be construed to be a waiver of any Event of Default or acquiescence therein.

17.  REMEDIES AND TERMINATION

         17.1 Owner's Remedies. Upon the occurrence of a Default by Operator, Owner shall be entitled to terminate this Agreement by Owner's written notice of termination to Operator and such termination shall be effective thirty (30) days after delivery of such notice.

         17.2 Operator's Remedies. Upon the occurrence of a Default by Owner, Operator shall be entitled to:

              17.2.1 terminate this Agreement by Operator's written notice of termination to Owner, and such termination shall be effective thirty (30) days after delivery of such notice; or

              17.2.2 obtain specific performance of Owner's obligations hereunder and injunctive relief.

         17.3 Remedies Nonexclusive. Except as provided in Paragraph 18.2, no remedy granted to either Owner or Operator under Paragraphs 17.1 and 17.2 above is intended to be exclusive of any other remedy herein or by Law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law.

         17.4 Termination. The Term of this Agreement shall terminate on the occurrence of any of the following events:

              17.4.1 Upon the expiration of the stated Term;

              17.4.2 Upon agreement by both parties in writing to terminate this Agreement;

              17.4.3 Upon the (10) days' notice to Owner, if Owner engages in any Non-gaming Operations or other activities at the Racetrack which are detrimental or harmful to the Project other than those in existence on the date hereof or which are otherwise approved by the parties hereto and Owner thereafter fails to reimburse Operator for any substantiated monetary damages incurred;

              17.4.4 Upon the exercise of any termination right expressly granted to either Owner or Operator in this Agreement;

              17.4.5 Upon the occurrence of an Event of Default pursuant to
Article 16 at the option of the non-defaulting party;

              17.4.6 In the event that changes or modifications to the Law make operation of the Gaming Operation uneconomical for either Owner or Operator; and

              17.4.7 At Owner's election, if one of the following should occur:

                     a. if at any time commencing on the Opening Date through the twelve month anniversary of the Opening Date (the "First Year"), the cumulative Net Cash Flow of the Project is a deficit greater than $1,000,000; or

                      b. if at anytime commencing on the twelve month anniversary of the Opening Date through the twenty four month anniversary of the Opening Date, the cumulative Net Cash Flow of the Project, excluding the First Year, is a deficit greater than $1,000,000; or

                      c. if, on the twenty four (24) month anniversary of the Opening Date and thereafter for the remainder of the Term, the Net Cash Flow received by Owner pursuant to
                      Section 6.14 for the preceding twelve (12) consecutive month period is less than one hundred fifty percent (150%) of the amount paid to Operator hereunder as a Management Fee for such twelve (12) month period.

         17.5 Operator's Contingent Termination Rights. If Owner and Operator have not obtained all required Approvals of the Delaware Gaming Authority and other governmental authorities having jurisdiction on or before twelve months from the date hereof either party shall have the option to terminate this Agreement by written notice to the other.

         17.6 Effect of Certain Terminations. Upon termination, all sums owed by either party to the other shall be paid within thirty (30) days of the termination date. In the event of any termination of this Agreement resulting from Owner's Default or pursuant to Paragraph 17.5, Owner shall, notwithstanding such termination, be liable to Operator for the fair and reasonable value of all activities that Operator, any of its Affiliates, or any third parties have performed pursuant to or in connection with this Agreement prior to such termination provided such amounts are contained in budgets approved by Owner or are otherwise approved by Owner which approval may be withheld by Owner for any reason whatsoever at its sole and absolute discretion. The parties agree that the fair and reasonable value of such activities performed by Operator pursuant to this Agreement shall be, (i) unpaid accrued Management Fees and Operator's Advances (including any unpaid accrued interest), if any, plus (ii) all costs to Operator which result from such termination or are incurred in connection with the performance of Operator's obligations under this Agreement, and (iii) legal and regulatory costs incurred by Operator in connection with this Agreement. In addition, in the event of termination of this Agreement resulting from a Default, the defaulting party shall pay the non-defaulting party on demand all reasonable expenses and other reasonable costs (including, but not limited to, any attorneys' fees and expenses) incurred as a result of such Default.

         17.7 Damages In the Event of Termination Under Section 17.2. In the event of termination of this Agreement by Operator pursuant to Paragraph 17.2, Operator shall be entitled to recover the following liquidated damages from
Owner:

              17.7.1 All amounts due Operator under Paragraph 17.6 above; and

              17.7.2 The present value of unpaid Management Fees under this Agreement for the balance of the Term including any options computed using the following assumptions:

                     (i)  eight percent (8%) discount rate,

                     (ii) operating results the same as those for the twelve (12) month period immediately preceding the termination. The parties hereby agree that the amount payable for future Management Fees under this Paragraph
                     17.7.2 is a reasonable estimate of the amount of damages incurred by Operator arising out of such Default by Owner and the termination of this Agreement and shall be the sole damages in the event of such termination.


         17.8 Proprietary Information. In the event of termination of this Agreement, Operator will return to Owner (or Owner can remove) all of the marketing, credit and customer data generated by Operator in connection with its duties hereunder. Operator shall have no right to use, sell, transfer, convey, assign, license, or otherwise benefit from such data, and such marketing, credit and customer data shall be Owner's sole and exclusive property. Upon termination of this Agreement for any reason, Operator's proprietary computer programs and Operator's operations manuals, shall remain the sole property of Operator, and shall not be used or disclosed to other persons by Owner or its agents or Affiliates. Owner recognizes, acknowledges and agrees that Operator and/or its Affiliates manage other properties in addition to the Project and that Operator and/or its Affiliates shall, during the Term of this Agreement and thereafter, have and enjoy the continuing right to use all portions of its national marketing data base, including, without limitation, that portion used but not developed in discharging its duties under this Agreement, in conjunction with management, operation or ownership by Operator and/or its Affiliates of any other such property.

         17.9 Survival of Representations and Indemnifications. Notwithstanding anything contained herein to the contrary, the parties acknowledge that the representations, covenants and indemnifications set forth in Articles 9.1.5, 13, 17, 22 and 23.2 shall survive the termination or expiration of this Agreement. All amounts due and payable from either party to the other shall survive the termination of this Agreement.


18. LICENSE PROTECTION.

         18.1 Owner Denial. If at any time (a) either Owner or any Person associated in any way with Owner is denied a license, found unsuitable, or is denied or otherwise unable to obtain any other Approval with respect to the Project or any other gaming operation elsewhere in the world by a Gaming Authority or is required by any Gaming Authority to apply for an Approval and does not apply within any required time limit (including extensions, if any), withdraws any application for Approval other than upon a determination by the applicable Gaming Authority that such Approval is not required, and if the result of the foregoing has or would have an adverse effect on Operator or any Affiliate of Operator or does or would materially delay obtaining any Approval affecting Operator or any Affiliate of Operator, or (b) any Gaming Authority commences or threatens to commence any suit or proceeding against either Operator or an Affiliate or to terminate or deny any right or Approval of Operator or any Affiliate because of this Agreement or Operator's relationship to Owner or any Person associated with Owner (all of the foregoing events described in (a) and (b) above are collectively referred to as an "Owner Denial"), Operator may, as its sole and exclusive remedy, terminate this Agreement as provided in Article 17. If Operator exercises its right to terminate this Agreement pursuant to this Paragraph 18.1 solely as the result of an association of Owner or any Person associated with Owner, this Agreement shall not terminate if Owner ends such association within such period of time, if any, as the aggrieved Gaming Authority gives for termination such association. Owner and all Persons associated with Owner shall promptly, and in all events within any time limit established by Law or such Gaming Authority, furnish each Gaming Authority any information requested by such Gaming Authority and shall otherwise fully cooperate with all Gaming Authorities.

         18.2 Operator Denial. If at any time (a) either Operator or any Person associated in any way with Operator is denied a license, found unsuitable, or is denied or otherwise unable to obtain any other Approval with respect to the Project other than as the result of a competitive bid in which Operator is not the successful bidder or any other gaming operation elsewhere in the world by a Gaming Authority or is required by any Gaming Authority to apply for an Approval and does not apply within any required time limit (including extensions, if any), withdraws any application for Approval other than upon a determination by the applicable Gaming Authority that such Approval is not required, and if the result of the foregoing has or would have an adverse effect on Owner or any Affiliate of Owner or does or would materially delay obtaining any Approval affecting Owner or any Affiliate of Owner, or (b) any Gaming Authority commences or threatens to commence any suit or proceeding against either Owner or an Affiliate or to terminate or deny any right or Approval of Owner or any Affiliate because of this Agreement or Owner's relationship to Operator or any Person associated with Operator (all of the foregoing events described in (a) and (b) above are collectively referred to as an "Operator Denial"), Owner may, as its sole and exclusive remedy, terminate this Agreement as provided in
Article 17. If Owner exercises its right to terminate this Agreement pursuant to this Paragraph 18.2.2 solely as the result of an association of Operator or any Person associated with Operator, this Agreement shall not terminate if Operator ends such association within such period of time, if any, as the aggrieved Gaming Authority gives for termination such association. Operator and all Persons associated with Operator shall promptly, and in all events within any time limit established by Law or such Gaming Authority, furnish each Gaming Authority any information requested by such Gaming Authority and shall otherwise fully cooperate with all Gaming Authorities.

         18.3 Owner's Delaware Licensing. Owner shall maintain any licensing and permits required of it under Delaware Law with respect to the operation of the Project and the Racetrack (to the extent such licensing affects the Project's licensing) except for those licenses required by law to be maintained by or which are more appropriately maintained by Operator, in which case Operator shall maintain such licenses.


19. UNAVOIDABLE DELAYS

         The provisions of this Article shall be applicable if there shall occur during the Term of this Agreement any (i) strike(s), lockout(s) or labor dispute(s), (ii) inability to obtain labor or materials, or reasonable substitutes therefore, (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or (iv) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform (collectively referred to as "Unavoidable Delay"). If Operator or Owner shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Agreement, then, upon written notice to the other within ten (10) days of such event, such failure shall be excused and not be a breach of this Agreement by the party claiming an Unavoidable Delay, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to the Term of this Agreement is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time or such named date shall be deemed to be extended or delayed, as the case may be, upon written notice, as provided above, for a time equal to the period of the Unavoidable Delay. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall not be applicable to Operator's or Owner's obligation to make any payments to the other pursuant to the terms of this Agreement nor shall this Article operate to extend any time period set forth in Paragraph 17.5 or
Article 18.


20. RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS

         20.1 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the parties or by any third party as creating the relationship of a partnership or joint venture between the parties to this Agreement. Neither any provisions contained herein nor any acts of the parties shall be deemed to create any relationship between the parties other than the relationship of owner and manager, as provided in this Agreement.

         20.2 Independent Corporation. Owner recognizes and acknowledges that Operator is an independent corporation to whom Owner will solely look and who is solely responsible for the obligations and liabilities of Operator recited herein and arising hereunder. Owner further recognizes and acknowledges that no other entity or entities, including any Affiliate of Operator or any individual with Operator which may supply services to or take actions on behalf of or for the benefit of Operator with respect to the Project is in any manner liable or responsible for the obligations and liabilities of Operator unless specifically set forth in an instrument executed by the party to be charged with such obligation, duty or liability.

         20.3 Affiliate Services.

         a. It is agreed and understood among the parties in this Agreement that the parent of Operator and/or other Affiliates of Operator may form, organize, provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of and, from time to time take actions on behalf of or for the benefit of Operator in furtherance of satisfying Operator's obligations under this Agreement through direct agreements with Operator. The parent and Affiliates of Operator may provide such services for a fee to Operator and the provision of such services for a fee and the actions taken in providing such services shall in no manner be construed to constitute the undertaking by such parent or other Affiliate of any obligation, duty or liability of Operator to Owner under the terms of this Agreement or with respect to any other relationship existing between Operator and Owner, unless specifically set forth in an instrument executed by the party to be charged with such obligation, duty or liability.

         b. It is agreed and understood among the parties in this Agreement that the parent of Operator and/or other Affiliates of Operator may enter into a direct contractual relationship with Owner and that the obligations, duties or liabilities of the parties to such agreement shall be specifically set forth in a written instrument executed by the parties thereto. The parties acknowledge that in the event of a dispute between the parties concerning the fees or charges of an Affiliate of Operator, if the parties cannot resolve the matter within forty-five (45) days, the matter shall not be a Default under any terms of this Agreement, but shall be submitted to arbitration pursuant to the provisions of Article 22, and the results of the arbitration shall be final on both parties and any adjustment, if required, shall be paid by the applicable party.

         c. Anything to the contrary notwithstanding, all contracts with Affiliates of Operator requiring payments in excess of $10,000 per year or cumulative payments over the Term in excess of $50,000 are subject to Owner's consent, provided that such consent is not unreasonably withheld.


21. FINANCING MATTERS

         21.1 Restrictions on Financing Representations. In no event may either party represent that the other party or any Affiliate thereof is or in any way may be liable for the obligations of such party in connection with (i) any financing agreement, or (ii) any public or private offering of securities. Any financing and offering materials pertaining to a security offering on the Racetrack or any related property which reference Operator or its affiliates or data provided by Operator shall not be filed or disseminated without the prior written approval of Operator as to references to Operator or its Affiliates or as to data provided by Operator. Operator shall have the option, with Owner's consent, said consent not to be unreasonably withheld, of notifying any third party participating in such financing or security offering of any errors pertaining to its relationship to the transaction, the facts of the contractual relationship which exists between Owner and Operator and its Affiliates, and the absence of an obligation of any nature with respect to such financing on the part of the Operator or any Affiliate. Operator shall have the right to require inclusion in offering or financing document of a statement implementing its rights under this Article and any reasonable restrictions or disclosure which is appropriate under the circumstances. In any event, such financing and offering materials shall clearly and conspicuously state that neither the accuracy nor adequacy of such materials has been passed on by Operator or its Affiliates. Owner shall provide the forecasted Gross Revenue for any financing projections.

         21.2 Permissible Disclosure. Notwithstanding the above restrictions, subject to Operator's right of review set forth in Paragraph 21.1, following the date of the first public announcement of the Project by CWI, Owner may represent that the Project shall be managed by Operator and Operator may represent that it manages the Project and both may describe the terms of this Agreement and the physical characteristics of the Project in regulatory filings and public or private offerings. Subject to the next sentence, Owner and Operator will use their respective best efforts to keep all confidential matters pertaining to the Project confidential except as required by law and except to the extent necessary to complete the Project or to carry on their other businesses and comply with governmental or contractual requirements applicable to them. Operator or its Affiliates may make such announcements, file such documents including without limitation this Agreement, with the Securities and Exchange Commission, all regulatory authorities and otherwise take such actions to comply with the requirements of federal and state securities laws as it deems appropriate. To the extent reasonably practicable, Operator shall provide Owner with the portion of any such announcement or filing that refers to this Agreement and the transactions contemplated hereby with as much advance notice as is practicable but no later than concurrently with the releasing or filing the same. Operator and Owner, and their respective Affiliates, also may file such documents, including without limitation this Agreement, with any other applicable regulatory authorities and otherwise take such actions as may be necessary or appropriate to comply with the requirements of any other applicable federal or state laws. Both parties shall use their best efforts to consult with the other concerning disclosures as to the Project.

         21.3 Compliance. Both parties shall cause their respective Affiliates or controlling Persons, and any partner or joint venturer, to comply with all provisions of this Article that are applicable to such party.


22. ARBITRATION

         22.1 Disputes. Every dispute between the parties arising with respect to this Agreement, other than disputes concerning Paragraph 15.3 and Article 21, shall be resolved in the manner provided in this Article.

         22.2 Arbitrators. The arbitration shall be conducted by three (3) arbitrators appointed in accordance with the provisions hereof and, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the State of Delaware. The parties shall respond to any proposed list of arbitrators within ten (10) days after the receipt thereof. The arbitrator(s) shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrator(s) shall render their decision and award, upon the concurrence of at least two (2) of their number (if there is more than one (1) arbitrator), within four (4) months after the appointment of the last arbitrator or fifteen (15) days after the final hearing of the arbitrator(s), whichever is earlier. In the event that two
(2) arbitrators cannot agree on the amount of an award, such amount shall be the average of the two (2) closest proposed awards. The arbitrators' decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator(s) shall not add to, subtract from, or otherwise modify the provisions of this Agreement. Judgment may be entered on the determination and award made by the arbitrator(s) in any court of competent jurisdiction and may be enforced in accordance with the Laws of the State of Delaware. The arbitrator(s) will follow and apply the terms of this Agreement and Delaware Law in rendering their decision.

         22.3 Procedures and Discovery. The parties hereby agree that in any such arbitration each party shall be entitled to discovery of the other party as provided by Delaware Law; provided, however, any such discovery shall be completed within one (1) month from the date the last arbitrator is appointed, unless such period is extended by agreement of the parties and any disputes concerning discovery shall be determined by the arbitrator(s) with any such determination being binding on the parties. The arbitrator(s) shall apply Delaware substantive Law and the Delaware evidence Law to the proceeding. The arbitrator(s) shall have the power to grant all legal and equitable remedies and award compensatory damages provided by Delaware Law to the extent not inconsistent with this Agreement. The arbitrator(s) shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The arbitrator(s) shall apply the terms of the Agreement and shall not have the power to commit errors of Law or legal reasoning. Each party shall bear its own expenses of the arbitration including, without limitation, attorney fees, and shall divide the arbitration expenses and fees equally. The parties further agree that arbitration proceedings must be instituted within the later to occur of (i) one year after the claimed breach occurred, or (ii) within one (1) year of the date that complaining party became aware of such breach and that the failure to institute arbitration proceedings within such periods shall constitute an absolute bar to the institution of any proceedings and a waiver of claims.

         22.4 No Timely Decision. If for any reason whatsoever the written decision and award of the arbitrators shall not be rendered within the time limits set forth in this Article, either party may apply to any court having jurisdiction by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Agreement.

         22.5 Extension of Time. Any time periods for performance of a matter submitted to arbitration hereunder shall be extended by the amount of time taken by the arbitration.


23. MISCELLANEOUS

         23.1 Authorizations. Until Owner shall advise Operator to the contrary in writing, Operator may rely on Denis McGlynn as authorized to take or approve any action required or permitted to be taken by Owner, including, without limitation, the giving of all approvals hereunder. Until Operator shall advise Owner to the contrary, Owner may rely on Kenneth A. Rosevear as being authorized to take any action required or permitted to be taken or approved by Operator, including, without limitation, the giving of all approvals hereunder.

         23.2 Restrictions as to Employees. It is agreed that neither party shall seek to contact, entice or discuss employment with any employee of the other party, nor shall either party employ or seek to employ any such employee, without first obtaining the consent of the other party which consent may be withheld for any reason whatsoever at the sole and absolute discretion of the party from which consent is being sought. It is further agreed that this restriction shall survive for a period of two (2) years following the expiration or termination of this Agreement.

         23.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and addressed as shown below, and (i) delivered personally, (ii) sent by overnight courier, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) transmitted by facsimile machine. All notices personally delivered or sent by overnight courier shall be deemed received on the date of delivery. Notices sent by facsimile transmission shall be deemed received by the addressee upon the transmitter's receipt of acknowledgement of receipt from the offices of such addressee provided that properly addressed hard copy is put in the mail with sufficient postage within twenty-four (24) hours of transmission. All notices forwarded by registered or certified mail shall be deemed received on a date three (3) Business Days immediately following date of deposit in the mail. Notwithstanding anything to the contrary herein, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt.

         If to Owner:      Dover Downs, Inc.
                           1131 North DuPont Highway
                           Dover, DE  19901
                           P.O. Box 843
                           Dover, DE  19903
                           Attention: Denis McGlynn
                           Telephone: (302) 674-4600  Ext. 201
                           Facsimile: (302) 734-3142

         With a copy to:   Dover Downs, Inc.
                           P.O. Box 1026
                           Wilmington, DE  19899
                           Attention: Eugene W. Weaver
                           Telephone: (302) 426-2906
                           Facsimile: (302) 426-2909

         If to Operator:   Caesars World Gaming
                           Development Corporation
                           3570 Las Vegas Boulevard South
                           Las Vegas, Nevada 89109
                           Attention: Kenneth A. Rosevear
                           Telephone: (702) 731-7697
                           Facsimile: (702) 741-7696

         With a copy to:   Caesars World, Inc.
                           1801 Century Park East, Suite 2600
                           Los Angeles, California  90067
                           Attention: Philip L. Ball, General Counsel
                           Telephone: (310) 552-2711
                           Facsimile: (310) 552-9254

         The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes. No notice to either Owner or Operator shall be deemed given or received unless the entity noted "With a copy to" is simultaneously delivered notice in the same manner as any notice given to either Owner or Operator.

         23.4 Entire Agreement. This Agreement embodies the entire agreement and understanding of Owner and Operator relating to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral or written, relating to such subject matter.

         23.5 Confidentiality.

              23.5.1 Generally. Both parties shall maintain confidentiality with respect to material developments in the course of development and operation of the Project subject to legal and regulatory requirements. Except as required by Law, material confidential information shall only be made available to such of a party's employees and consultants as are required to have access to the same in order for the recipient party to adequately use such information for the purposes for which it was furnished. Any Person to whom such information is disclosed shall be informed of its confidential nature and shall agree to keep it confidential as provided herein. Information provided by one party to the other shall not be presumed confidential unless the information is presented to the recipient under circumstances which clearly and directly indicate the delivering party intends such information to be confidential and such information is not:

         (a) already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

         (b) generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

         (c) generally available to the public or otherwise part of the public domain after its disclosure other than through an act or omission of the receiving party in breach of this Agreement;

         (d) subsequently lawfully disclosed to the receiving party by a person other than a party to this Agreement.

              23.5.2 Securities Law Requirements. Owner acknowledges that CWI is a publicly held company and that trading in its securities based on non-public information or unauthorized disclosure or other use of material developments could expose both CWI and Owner to significant penalties. Owner shall take appropriate precautions to inform its employees and independent contractors of such requirements.

         23.6 Approvals. Any consent or approval referred to herein (by whatever words used) of either party shall not be unreasonably withheld or delayed, except in those situations in which this Agreement explicitly gives the party absolute discretion to take or forego to take an action. Except as otherwise expressly provided herein, whenever either party has called upon the other to execute and deliver a consent or approval in accordance with the terms of this Agreement, the failure of such party to expressly disapprove within twenty (20) business days after written request therefor is given in accordance with the terms of Paragraph 23.3, or such other period as specifically set forth herein, shall be deemed to be a consent or approval. In the event that either party refuses to give its consent or approval to any request by the other, such refusing party shall indicate by written notice to the other the reason for such refusal. An approval or consent given or deemed given by a party to this Agreement may not be revoked for any reason, other than inducement of such approval or consent by actual fraud or a felony violation of criminal Law.

         23.7 Conflict of Interest. Nothing contained in this Agreement shall be construed to restrict or prevent, in any manner, any party or any party's parent corporation, principals or other Affiliates or representatives from engaging in any other businesses or investments during the Term of this Agreement, including, without limitation, any similar or competitive gaming operation. Notwithstanding the foregoing or any other provision contained in this Section 23.7, during the term of this Agreement, neither Owner nor Operator (nor CWI or its subsidiaries) will seek to develop, acquire or operate a casino operation within the State of Delaware without first offering the other the opportunity to participate in any such project on such terms and conditions as are acceptable to Owner and Operator. This covenant, however, shall not prohibit Operator, CWI or their respective subsidiaries, from acquiring a casino operation within the geographic area otherwise prohibited herein if such acquisition occurs as a result of an acquisition of an entire company through an asset, stock or equity purchase, merger or similar transaction. Owner acknowledges that Operator and/or its Affiliates operate other gaming and may in the future operate additional gaming in different areas of the world and that marketing efforts may cross over in the same markets and with respect to the same potential customer base. Owner hereby waives any conflict of interest by Operator and/or its Affiliates in the marketing or operation of any such gaming. Similarly, Operator waives any conflict of interest by Owner in marketing and operations of the Project and Non-gaming Operations at the Racetrack within or outside the State of Delaware. Further, Operator, in the course of managing the Project, may refer customers of the Project and other parties to other facilities operated by Affiliates of Operator to utilize gaming, entertainment and other amenities, without payment of any fees to Owner, and said actions shall not constitute a conflict of interest or breach of any fiduciary duty or obligation by Operator. Owner acknowledges and agrees that Operator may have and distribute promotional materials for Operator's Affiliates and facilities, including gaming, at the Project. Owner expressly disclaims and waives any and all claims of any nature against Operator or its Affiliates arising from such conflict of interest or any matter related thereto. Operator may, but shall not be obligated to, jointly market and advertise the Project with other properties owned or operated by Operator or its affiliates. Any such joint marketing or advertising shall be subject to the prior approval of Owner. If Operator and Owner agree that the Project is to be jointly marketed and advertised with properties owned or operated by Operator or its affiliates, the total costs and expenses associated with such joint marketing or advertising shall be shared on a reasonable basis among the properties and the portion allocated to the Project shall be an Operating Expense.

         23.8 Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

         23.9 Choice of Law and Construction of Agreement, Service of Process, and Jurisdiction. This Agreement shall be governed by and construed under the Laws of Delaware. This Agreement shall be deemed to contain all provisions required by the Delaware Code or any other Delaware Law relating to Gaming Activities (collectively, the "Act") and is subject to any approvals required under the Act. To the extent any provision in this Agreement is inconsistent with the Act, the Act shall govern. Should any provision of this Agreement require judicial interpretation or as to any arbitration under this Agreement, it is agreed that the court or arbitrators interpreting or considering such provision shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Agreement and that legal counsel was consulted by each party before the execution of this Agreement.

         23.10 Amendment and Waiver. This Agreement may not be amended or modified in any way except by an instrument in writing executed by all parties hereto, except for agreement signed by the waiving party. A waiver by a party of any of the terms or provisions of this Agreement shall not constitute a subsequent waiver of any of the terms or provisions of this Agreement.

         23.11 Severability. If any provisions are void or unenforceable if enforced to their maximum extent, the provisions in question shall be enforced to the maximum extent such provisions are enforceable.

         23.12 Governing Document. This Agreement shall govern in the event of any inconsistency between this Agreement and any of the Exhibits attached hereto or any document or instrument executed and/or delivered in connection herewith.

         23.13 Inspection of Project. Owner and Owner's representatives shall have the right, at any reasonable time during the Term of this Agreement, to enter upon the Project or any portion thereof, to inspect same and all FF&E located therein for any purpose reasonably related to this Agreement; provided, however, Owner and Owner's representatives shall use their best efforts to minimize any interruption of or interference with Operator's management and operation of the Project and shall adhere to all rules and regulations concerning the Project and its activities during any such inspection.

         23.14 No Third-Party Beneficiaries. There shall be no third-party beneficiaries with respect to this Agreement.

         23.15 Regulatory Information. Owner and Operator each to the other shall provide all information pertaining to this arrangement and the Project and as to their ownership structure, corporate structure, officers and directors, stockholders and partners' identity, financing, transfers of interest, etc., as shall be required by any regulatory authority with jurisdiction over the other or any of its affiliates including, without limitation, Delaware, New Jersey and Nevada, or with respect to any federal or state security Law requirement.

         23.16 Interpretation. In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, the singular number includes the plural and vice-versa. The captions preceding the text of Articles and Paragraphs are included only for convenience of reference and shall be disregarded in the construction and interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                     Owner:

                       DOVER DOWNS, INC.



                       By:__________________________________________
                          Authorized Officer


                                    Operator:

                       CAESARS WORLD GAMING DEVELOPMENT CORPORATION


                       By:_________________________________________
                          Authorized Officer

                                    EXHIBIT A

                                   DEFINITIONS

         All capitalized terms referenced or used in the Project Consulting and Management Agreement (the "Agreement") and not specifically defined therein shall have the meaning set forth below in this Exhibit "A", which is attached to and made a part of the Agreement for all purposes. The article, paragraph and exhibit references herein refer to the Articles, Paragraphs and Exhibits in and to the Agreement.

         1.1 Act. The term "Act" shall mean those provisions of the Delaware Code or any other Delaware Law regulating Gaming Activities.

         1.2 Affiliate. The term "Affiliate" shall mean a Person that directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question and any officer, director or trustee, and any stockholder or partner of any Person referred to in the preceding clause owning fifty percent (50%) or more of such Person. For purposes of this definition, the term "control" means the ownership of fifty percent (50%) or more of the beneficial interest or the voting power of the appropriate entity.

         1.3 Annual Operations Budget. The term "Annual Operations Budget" shall have the meaning set forth in Paragraph 6.3.2.

         1.4 Approval. The term "Approval" means any license, finding of suitability, qualification, approval or permit by or from any Gaming Authority,

         1.5 Business Days. The term "Business Days" shall mean all weekdays except those that are official holidays of the State of Delaware or the U.S. federal government. Unless specifically stated as "Business Days", a reference to "days" means calendar days.

         1.6 Capital Expenditure Budget. The term "Capital Expenditure Budget" shall have the meaning set forth in Paragraph 6.3.2.

         1.7 Gaming Activities. The term "Gaming Activities" shall mean any form of gaming as may be authorized from time to time during the Term by the Delaware Gaming Authorities and/or the Act other than race parimutuel and race simulcast wagering.

         1.8 Gaming Bankroll. The term "Gaming Bankroll" shall mean an amount reasonably determined by Operator and approved by Owner as funding required to bankroll Gaming Activities but in no case less than the amount required by Law. In no event shall such Gaming Bankroll include amounts necessary to cover Operating Expenses or Working Capital.

         1.9 Commencement Date. The term "Commencement Date" shall mean a date which is the earlier of (i) one (1) year from the date of execution of the Agreement, or (ii) the date the Project opens to the public for full operation.

         1.10 Construction Schedule. The term "Construction Schedule" shall have the meaning as said term is defined in Section 3.4.

         1.11 Consumer Price Index. The term "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers, All Items (1982-84-100), from time to time published by the Bureau of Labor Statistics, United States Department of Labor for Dover, Delaware, or if none is published for said city, then the metropolitan area closest to the city in which the Project is situated and for which the Bureau of Labor Statistics does publish such information. In the event the Consumer Price Index shall be discontinued, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible the conversion of the new index. If for any reason the Bureau of Labor Statistics does not furnish such index and information, the parties hereto shall thereafter accept and use such other index or comparable statistics regarding the cost of living for Dover, Delaware, or the closest metropolitan area for which the applicable agency, periodical or authority does publish such information, as the case may be, which shall be computed and published by an agency of the United States or by a responsible financial periodical or recognized authority then to be selected by the parties.

         1.12 Debt Service. The term "Debt Service" shall mean payments (including, without limitation, principal, interest and expense reimbursement) with respect to (i) capitalized leases, as defined in accordance with Generally Accepted Accounting Principles, (ii) all third party borrowed funds related to the Project, and (iii) any purchase money financing related to the Project.

         1.13 Default/Event of Default. The term "Default" and "Event of Default" shall have the meaning set forth in Article 16.

         1.14 Default Rate. The term "Default Rate" shall mean the lesser of (i) the reference or prime commercial lending rate established by Bank of America, San Francisco, California, plus three percent (3%) per annum, or (ii) the highest rate permitted by applicable Law, to the extent applicable Law establishes a maximum rate of interest which may be charged with respect to obligations of the type in question, until paid.

         1.15 Estimated Opening Date. The term "Estimated Opening Date" shall mean that projected date as set forth in the agreed Construction Schedule.

         1.16 Financial Statements. The term "Financial Statements" for any fiscal period shall mean a balance sheet as of the close of such fiscal period and statements of operations and cash flow for the Fiscal period then ended all prepared in conformity with Generally Accepted Accounting Principles and on a basis consistent with that of the preceding period (except as to those changes or exceptions disclosed in such Financial Statements).

         1.17 Fiscal Quarter. The term "Fiscal Quarter" shall mean the four (4) quarters corresponding to the Fiscal Year commencing on August 1, November 1, February 1 and May 1 of each fiscal year.

         1.18 Fiscal Year. The term "Fiscal Year" shall mean a period beginning August 1 and ending on July 31 of each year (excepting any short year(s) at the beginning and end of the term of this Agreement).

         1.19 FF&E. The term "FF&E" shall mean all furniture, furnishings, equipment (excluding Gaming Devices) and fixtures necessary or appropriate to operate the Project in conformity with this Agreement.

         1.20 FF&E Specifications. The term "FF&E Specifications" shall have the meaning set forth in Paragraph 3.2.

         1.21 Gaming Authorities. The term "Gaming Authorities" or "Gaming Authority" shall mean all agencies, authorities and instrumentalities of any state, nation, or other governmental entity, or any subdivision thereof, regulating gaming or related activities.

         1.22 Gaming Devices. The term "Gaming Devices" shall mean slot machines, coin operated machines, electronic, electrical or mechanical machines and video lottery terminals selected by Operator on Owner's behalf and for Owner's account and obtained in accordance with the requirements of the Act.

         1.23 Generally Accepted Accounting Principles. The term "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in all material respects as established from time to time by the Financial Accounting Standards Board and its predecessors as applicable to the gaming industry.

         1.24 Gross Revenue. The term "Gross Revenue" shall include all of the revenue from the operation of the Project computed on an accrual basis from all business conducted upon, related to or from the Project in accordance with Generally Accepted Accounting Principles and shall include, but not be limited to, the net win from Gaming Activities, which is the difference between gaming wins and losses before deducting taxes and other costs and expenses, plus the amount of all sales of goods, wares, services or merchandise at or from the Project.

         Gross Revenue shall not include:

              (a) Applicable gross receipts taxes, admission, cabaret, excise, sales and use taxes, or similar governmental charges collected directly from customers or as a part of the sales price of any goods or services, or collected in store and building rentals or rentals received from tenants, licensees or concessionaires;

              (b) Income and revenues of tenants, licensees and concessionaires of Operator or Owner from the Project or any part thereof; provided, however, that all fees, rents, commissions, percentages or other payments received from any licensee or concessionaire shall be included in Gross Revenue;

              (c) Service charges, which are defined to mean percentage gratuities added to customer billings as compensation to employees of the Project;

              (d) Proceeds of borrowings by Owner;

              (e) Proceeds paid as a result of an insurable loss (unless paid for the loss or interruption of business and representing payment for damage for loss of income and profits of the Project),

              (f) Owner's Advances and any funds advanced or investments by Operator;

              (g) Proceeds of condemnation and eminent domain awards; and

              (h) Revenues from any non-gaming operations at the Racetrack.

         Any of the above provisions resulting in a double exclusion from Gross Revenue shall be allowed as an exclusion only once.

         1.25 Initial Term. The term "Initial Term" shall mean the period as defined in Section 2.1.

         1.26 Law. The term "Law" means any statute, ordinance, promulgation, law, treaty, rule, regulation, code, judicial precedent or order of any court or any governmental or regulatory entity, power, department, agency, authority, or officer whether international, foreign, federal, state, local, or any subdivision thereof.

         1.27 Management Fee. The terms "Management Fee" or "Management Fees" mean and include the fees payable to the Operator following opening of the Project for business as described in Paragraph 8.2.

         1.28 Memorandum of Management Agreement. The term "Memorandum of Project Consulting and Management Agreement" shall mean a memorandum in substantially the form attached to the Agreement as Exhibit "B".

         1.29 Minimum Annual Management Fee. The term "Minimum Annual Management Fee" shall have the meaning described in Section 8.2.

         1.30 Net Cash Flow. The term "Net Cash Flow" shall be an amount equal to pre-tax accounting income of the Project determined in accordance with Generally Accepted Accounting Principles with the following amounts added back and deducted:

         ADD-BACKS
         ---------

              a. any pre-opening expenses or amortization thereof deducted in arriving at pre-tax net income; and

              b. interest expense, including amortization of financing fees, associated with capital expenditures; and

              c. depreciation relating to the Project.

         DEDUCTIONS
         ----------

              a. the Allowed Deduction of $[      ].



         1.31 Net Revenue The term "Net Revenue" shall mean Gross Revenue less Statutory Payments.

         1.32 Opening Date. The term "Opening Date" shall mean the first date a revenue-paying customer is admitted to the Project.

         1.33 Operating Expenses. The term "Operating Expenses" shall mean those necessary or reasonable operating expenses, including, without limitation, the Project's allocation of Shared Expenses, travel expenses incurred by Operator's personnel for the benefit of the Project, any payments made to Harrington Racetrack or any other entity for such entity's agreement not to engage in gaming activities which compete with the Project, costs of Operating Supplies and all costs and expenses of licensing Operator's or Owner's employees performing services for the Project, incurred on behalf of Owner after the Opening Date in connection with conducting and operating the business affairs of the Project and maintenance of the Project, computed on an accrual basis, deductible under Generally Accepted Accounting Principles in determining "Operating Income" (as defined in gaming industry practice) for purpose of preparing a statement of operations for the Project; provided, however, Operating Expenses shall not include depreciation or amortization with respect to the Project or the FF&E, Debt Service, Replacement Fund deposits, or expenses relating to the operation of the Racetrack for the use of such facility immediately preceding the Opening Date.

         1.34 Operating Supplies. The term "Operating Supplies" shall mean gaming supplies, paper supplies, cleaning materials, and all other consumable supplies and materials used in the operation of the Project.

         1.35 Operator's Advances. The term "Operator's Advances" shall have the meaning set forth in Paragraph 7.1.7.

         1.36 Owner's Advances. The term "Owner's Advances" shall mean the amounts to be advanced by Owner to Operator pursuant to Paragraph 7.1.

         1.37 Person. The term "Person" shall mean any individual, partnership, corporation, association or other entity, including, but not limited to, any government or agency or subdivision thereof, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.38 Plans and Specifications. The term "Plans and Specifications" shall have the meaning as said term is defined in Section 3.2.

         1.39 Pre-Opening Budget. The term "Pre-Opening Budget" shall mean the budget approved by Owner of expenses to be incurred prior to the Opening Date pursuant to Article 4 of the Agreement and with respect to any other provision of the Agreement pertaining to the period prior to the Opening Date and any other items as shall be approved by Owner and Operator. No pre-opening activities shall be commenced and no obligations entered into by Operator on Owner's behalf until Owner has approved the Pre-Opening Budget. Upon approval of the Pre-Opening Budget, Operator shall use reasonable efforts to perform pre-opening activities in compliance with such budget. The Pre-Opening Budget shall be subject to periodic revision during the pre-Opening Date period with Owner's approval. A final accounting of pre-opening activities shall be due thirty (30) days after the Opening Date. Such expenses shall include without limitation all expenses incurred by Operator or by any of Operator's Affiliates in performing pre-opening services and other pre-opening functions, including, without limitation, travel expenses, the costs of moving executive level Project personnel, their families and their belongings to the area in which the Project is located at the commencement of their employment at the Project in accordance with Operator's then current practice, expenses of business entertainment, salary compensation, benefits and reimbursable expenses and any related taxes for the general manager and other Project personnel prior to the Opening Date, the cost of recruitment and training for all personnel of the Project, all expenses incurred in conducting training, or licensing qualification operations of the Project, Project employees or Operator prior to the Opening Date, the cost of pre-opening sales, marketing, advertising, promotion and publicity. No expenses corresponding to the pre-opening period, including, without limitation, the expenses provided for in the Pre-Opening Budget or specifically enumerated in this Section 1.39 and no amortization of any of the foregoing shall be included in Operating Expenses of the Project.

         1.40 Project. The term "Project" means the area intended to be developed by Owner for purposes of accommodating Gaming Activities as currently authorized by Act. The Project area will be more particularly defined through the Plans and Specifications and the FF&E Specifications to be prepared as provided in Article 3, and the Project Budget to be prepared and updated pursuant to Paragraph 6.3.1 as the scope and particulars of the Project are defined from time to time.

         1.41 Project Budget. "Project Budget" means the Initial Project Budget and the Final Project Budget for development and construction of the Project, and any interim or revised versions of each as approved by the parties from time to time as described in Paragraph 6.3.1.

         1.42 Racetrack. The term "Racetrack" means Dover Downs, the harness racing facility and international speedway located in Dover, Delaware.

         1.43 Replacement Fund. The term "Replacement Fund" shall mean those amounts at any given time allocated to an account for the purpose of funding capital replacements, renewals, non-routine repairs and maintenance and improvements within and to the Project pursuant to the Capital Expenditure Budget. The amount to be deposited to the Replacement Fund, if available out of Net Cash Flow, shall not exceed one percent (1%) of Gross Revenue during the first Fiscal Year and two percent (2%) of Gross Revenue thereafter, unless mutually agreed to between Operator and Owner. The Replacement Fund shall be maintained at a financial institution selected by Operator and approved by Owner. In the event that Net Cash Flow in any month is insufficient to permit a deposit to the Replacement Fund after paying Operating Expenses, the amount of the deficiency shall be carried over and added to the amount to be deposited in the Replacement Fund in subsequent months.

         1.44 Start-up Budget. The term "Start-up Budget" shall have the meaning set forth in Paragraph 7.1.2. Gaming Operations shall not commence until fifteen
(15) days after Operator has submitted to Owner and Owner has approved the Start-up Budget. Any revisions to the Start-up Budget must be approved by Owner.

         1.45 Statutory Payments. The term "Statutory Payments" shall mean all payments, distributions, commissions or reimbursements payable in connection with Gaming Activities at the Project pursuant to the Act.

         1.46 Term. The term "Term" shall mean the Initial Term and any Extended Term for which operator has exercised its option to extend as provided in the Agreement.

         1.47 Three-Year Operating Budget. The term "Three-Year Operating Budget" shall have the meaning set forth in Paragraph 6.3.3.

         1.48 Unavoidable Delay. The term "Unavoidable Delay" shall have the meaning set forth in Article 19.

         1.49 Working Capital. The term "Working Capital" shall mean an amount equal to: the sum of the estimated average weekly Operating Expenses, as determined by Operator from time to time and approved by Owner, times four (4).

                                    EXHIBIT B

            MEMORANDUM OF PROJECT CONSULTING AND MANAGEMENT AGREEMENT

                           After recording, return to

                           Caesars World, Inc.
                           1801 Century Park East
                           Suite 2600
                           Los Angeles, CA  90067
                           Attention; General Counsel


         ss.
         ss.
         ss.

         THIS MEMORANDUM OF PROJECT CONSULTING AND MANAGEMENT AGREEMENT is made and entered into this ____ day of ____________, 1995 by and between Dover Downs, Inc., a Delaware corporation ("Owner"), and Caesars World Gaming Development Corporation, a Nevada corporation ("Operator").

                                   WITNESSETH

         1. Management Agreement. Owner and Operator have entered into a Project Consulting and Management Agreement dated May ______, 1995 (the "Agreement") being an agreement to manage and operate that certain facility described in the Agreement (the "Project").

         2. Initial Term. The initial term of the Agreement is for a period of three (3) years, commencing on the Commencement Date (as defined in the Agreement).

         3. Extended Terms. The Agreement provides that if Operator does not give written notice of cancellation to Owner at least one hundred twenty (120) days prior to the date of the commencement of the First Extended Term or the Second Extended Term (individually referred to as the "Extended Term" and collectively referred to as the "Extended Terms"), then the Agreement shall be automatically extended for the next Extended Term upon the terms, conditions, covenants and provisions set forth therein. Each Extended Term will be for a period of three (3) years each.

         4. Counterparts. This Memorandum of Project Consulting and Management Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Project Consulting and Management Agreement to be executed by their respective duly authorized representatives on the day and year first above written, before the undersigned Notaries Public, for the purposed of providing an instrument for recording.

                                    OWNER:

                                    DOVER DOWNS, INC.,
                                    a Delaware corporation



                                    By: ____________________________________

                                    Title: _________________________________


                                    OPERATOR:

                                    CAESARS WORLD GAMING
                                    DEVELOPMENT CORPORATION,
                                    a Nevada corporation



                                    By: ___________________________________

                                    Title: ________________________________

STATE OF ____________________________________________________________________)
                              ) SS.
COUNTY OF ____________________________________________________________________)


         On _______________________, 199___ before me, _____________________, personally appeared ____________________________________________________________
known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the Person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                                    Signature: _____________________________

                                    _______________________________________
                                    Name (typed or printed)

                                    My commission expires: ____________________


(This area reserved for official seal)

STATE OF ____________________________________________________________________)
                              ) SS.
COUNTY OF ____________________________________________________________________)


         On _______________________, 199___ before me, _____________________, personally appeared ____________________________________________________________
known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the Person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                                    Signature: _____________________________

                                    _______________________________________
                                    Name (typed or printed)

                                    My commission expires: ____________________


(This area reserved for official seal)